EXHIBIT 10.1

AGREEMENT FOR CONSULTING SERVICES

THIS AGREEMENT is made the 25th day of August, 2014 by and between AFFINITY GAMING (“AFFINITY”), a Nevada corporation with offices located at 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135, and GAMING ASSET MANAGEMENT ADVISORS (“CONSULTANT”), a Nevada limited liability company whose sole member is DAVID D. ROSS (“ROSS”) and whose mailing address is P.O. Box, 370609, Las Vegas, Nevada 89137.

WHEREAS:

AFFINITY entered into a Consulting Agreement with Hotspur Casinos Nevada, Inc. (“Hotspur”) dated as of May 1, 2011 (the “Hotspur Agreement”) pursuant to which AFFINITY advises and consults with and makes recommendations to Hotspur with respect to Hotspur’s management and operation of the casino in the JW Marriot Resort in Las Vegas, Nevada; and

Among other provisions, the Hotspur Agreement requires AFFINITY to provide services to Hotspur under the direction and supervision of a Key Executive. From May 1, 2011 until the Effective Date (as defined below) ROSS, the sole member of CONSULTANT, served not only as Chief Executive Officer of AFFINITY, but also as the Key Executive under the Hotspur Agreement; and

AFFINITY desires to contract for CONSULTANT in order for ROSS to continue to serve as the Key Executive and, from the Effective Date and through the remaining term of the Hotspur Agreement, continue to provide the direction and supervision required to assist AFFINITY in fulfilling its contractual obligations to Hotspur (the “Services”), and CONSULTANT desires to be so contracted.

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations herein contained, the parties agree as follows:

1.    PROVISION OF SERVICES BY CONSULTANT.

CONSULTANT shall provide the Services and make ROSS available to AFFINITY as AFFINITY may require during the Term (as defined below) and in accordance with the provisions of this Agreement and the Hotspur Agreement. CONSULTANT and ROSS shall perform the Services faithfully and to the best of their ability to do so. The time, place, completion date, and minimum and maximum hours of work, if applicable, shall be determined by the parties in good faith, but at a minimum shall be consistent with the parties’ practice occurring between the commencement of the Hotspur Agreement and the Effective Date of this Agreement. Consistent with the parties’ practice during that period, AFFINITY will at its discretion continue to make its corporate resources available to CONSULTANT and Hotspur in order to perform its obligations under the Hotspur Agreement.

2.    DURATION OF AGREEMENT.

Commencing August 29, 2014 (the “Effective Date”) and continuing until expiration of the Hotspur Agreement, unless sooner terminated as provided herein (the “Term”), CONSULTANT agrees to perform the Services as may be required by AFFINITY. Either party may, upon giving thirty (30) days’ prior written notice identifying specifically the basis for such notice, terminate this Agreement for breach of a material term or condition of this Agreement or breach by Hotspur of a

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material term or condition of the Hotspur Agreement, provided the breaching party shall not have cured such breach within such thirty (30) day period; and provided further, however, that no advance notice shall be required for a persistent failure of CONSULTANT to fulfill his obligations hereunder or in the event Consultant is unavailable for any reason to devote the time required to provide the Services. In the event of such termination, AFFINITY shall pay CONSULTANT for all Services rendered and expenses incurred by CONSULTANT up to and including the date of termination.

3.    OTHER SERVICES DURING TERM.

During the Term, neither CONSULTANT nor ROSS shall perform the Services for any other hotel/casino company identified in Subsection 3.3.1 of the Hotspur Agreement without first obtaining the written approval of AFFINITY, which approval may be withheld in AFFINITY’S sole and absolute discretion.

4.    CONSULTING FEE AND EXPENSE REIMBURSEMENT.

A.    CONSULTANT shall be paid a fee for the Services at the rate of Twenty Thousand Dollars ($20,000.00) per month beginning September 1, 2014, paid in arrears on the first of the following month.

B.    CONSULTANT may submit for reimbursement of actual and necessary expenses, which shall be invoiced separately within thirty (30) days after incurrence, with attached receipts or other documents substantiating expenditures. Any expenses anticipated to exceed $100 must be approved in writing in advance by an Officer of AFFINITY. Payment of approved or agreed upon and properly invoiced and documented expenses shall be made by AFFINITY within thirty (30) days after receipt of invoice.

C.    CONSULTANT, on behalf of itself and ROSS, acknowledges and agrees that AFFINITY shall have no obligation to pay CONSULTANT or ROSS any additional fee or benefit for the Services other than as set forth in this Paragraph 4.

5.    CONFIDENTIAL INFORMATION.

A.    CONSULTANT agrees that all information, including but not limited to writings, drawings, models or oral disclosures, plans and specifications, not in the public domain, and acquired by or developed by CONSULTANT and ROSS in connection with or in performance of their work under this Agreement is or shall become the sole property of AFFINITY and shall be held by CONSULTANT in strict confidence at all times and may not be published or used by CONSULTANT or disclosed by CONSULTANT to any person, firm or corporation without first obtaining the prior written consent of AFFINITY, which consent AFFINITY may withhold in its sole discretion.

B.    AFFINITY may be required to disclose the existence and or terms of this Agreement in a public filing with securities or gaming regulators. CONSULTANT may not disclose the particular terms of this Agreement to any other third party, except as necessary as part of CONSULTANT’S role in fulfilling the obligations of this Agreement or as reasonably required by CONSULTANT’S legal and tax advisors.

C.    In the event of a breach or threatened breach by CONSULTANT or ROSS of the provisions of this Paragraph 5, AFFINITY shall be entitled to an injunction restraining CONSULTANT

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from disclosing, in whole or in part, the confidential information. Nothing herein shall be construed as prohibiting AFFINITY from pursuing any other remedies available to AFFINITY for such breach or threatened breach, including the recovery of damages from CONSULTANT.

D.    The provisions of this Paragraph 5 shall survive the expiration or sooner termination of this Agreement.

6.    WORK FOR HIRE.

CONSULTANT and AFFINITY intend this to be a contract for services and each considers the products and results of the services to be rendered by CONSULTANT (the “Deliverables”) hereunder to be a work made for hire. CONSULTANT acknowledges and agrees that the Deliverables (and all rights therein, including, without limitation, copyright) belong to and shall be the sole and exclusive property of AFFINITY. CONSULTANT shall assign to AFFINITY all copyrights or compilation copyrights in the content of a Deliverable. If for any reason a Deliverable is not considered a work made for hire under applicable law, CONSULTANT does hereby sell, assign, and transfer to AFFINITY, its successors and assigns, the entire right, title and interest in (including the copyright) the Deliverable and any registrations and applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Deliverable, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing throughout the world. Prior to the date hereof, CONSULTANT may have provided certain Deliverables to AFFINITY or its affiliates. As partial consideration for this Agreement, CONSULTANT agrees and acknowledges that any such Deliverable delivered prior to the effective date of this Agreement shall be considered a work made for hire and shall be the sole and exclusive property of AFFINITY or its affiliate, as determined by AFFINITY in is sole discretion. If for any reason such Deliverable is not considered a work made for hire under applicable law, CONSULTANT does hereby sell, assign, and transfer to AFFINITY, its successors and assigns, the entire right, title and interest in (including the copyright) such Deliverable and any registrations and applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating such Deliverable, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing throughout the world. The provisions of this Paragraph 6 shall survive the expiration or sooner termination of this Agreement. Notwithstanding anything to the contrary contained in this Paragraph 6, CONSULTANT shall not be required to transfer to AFFINITY any work product in which the rights are held by an unaffiliated third party.

7.    WARRANTY.

CONSULTANT hereby represents and warrants to AFFINITY that CONSULTANT (a) has the experience and skill to perform the services required to be performed by CONSULTANT hereunder, (b) shall comply with the Hotspur Agreement and all applicable federal, state, and local laws, including, but not limited to, all professional registration (both corporate and individual) as may be applicable for all required basic disciplines, workers compensation requirements, building codes, and gaming laws and regulations, (c) shall perform services in accordance with generally accepted professional standards and in the most expeditious and economical manner consistent

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with the best interest of AFFINITY, and (d) is adequately financed to meet any financial obligations CONSULTANT may be required to incur hereunder.

8.    ASSIGNMENT.

This Agreement is for the personal services of CONSULTANT and ROSS and may not be assigned by CONSULTANT, nor shall it be assignable by operation of law. AFFINITY may assign this agreement to any of its affiliates or successors.

9.    NOTICE.

Any notice required or permitted to be given pursuant hereto shall be in writing and be deemed given when delivered personally or three (3) business days after being deposited in a sealed envelope in the United States mail postage prepaid, addressed to the party’s mailing address listed below or to such address as either party may direct by notice given to the other as provided by this sentence.

To AFFINITY:                AFFINITY GAMING, LLC
3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135
Attention: Legal Dept.

To CONSULTANT:            GAMING ASSET MANAGEMENT ADVISORS
P,O, Box 370609
Las Vegas, Nevada 89137
Attention: David D. Ross, Sole Member

10.    PROMOTION.

CONSULTANT shall not acquire any right under this Agreement to use and shall not use, the name “Affinity Gaming,” “A-Play,” “A-Play Connect,” or any other trademark of AFFINITY or any of its affiliates, in any advertising, publicity, or promotion; nor shall CONSULTANT express or imply any endorsement by AFFINITY of CONSULTANT’S services or in any other manner whatsoever (whether or not similar to the uses herein above specifically prohibited).

11.    NO AGENCY OR EMPLOYMENT.

A.    CONSULTANT is and shall be at all times in the performance of its services hereunder an independent contractor.

B.    Neither CONSULTANT nor AFFINITY shall solicit the other’s employees with offers of employment during the Term of this Agreement. CONSULTANT shall be solely responsible for, and agrees to comply with all applicable laws regarding payment and withholding of state, local and federal taxes.

C.    CONSULTANT will determine the method, details and means of providing and performing services under this Agreement.

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D.    CONSULTANT shall refrain from any activities that might be detrimental to the best interests of AFFINITY

12.    INDEMNIFICATION/RELEASE.

A.CONSULTANT shall release and hold AFFINITY, all affiliates of AFFINITY, and the officers, directors, agents, employees and assigns of each, harmless from and against any and all claims, demands, suits, judgments, losses or expenses of any nature whatsoever (including reasonable attorney’s fees and costs) arising (a) from or out of any negligent or intentional act or omission of CONSULTANT or its agents or employees, or (b) from or out of any failure of CONSULTANT to perform its services hereunder in accordance with generally accepted professional standards, or (c) by reason of CONSULTANT’S breach of this Agreement, or (d) from any labor claim in which AFFINITY may be involved arising from the CONSULTANT’S employment relationships. The provisions of this Paragraph 12 shall survive the expiration or sooner termination of this Agreement.

B. AFFINITY shall release and hold CONSULTANT and its officers, members, managers, agents, employees and assigns harmless from and against any and all claims, demands, suits, judgments, losses or expenses of any nature whatsoever (including reasonable attorney’s fees and costs) arising (a) from or out of any negligent or intentional act or omission of AFFINITY or its agents or employees, or (b) by reason of AFFINITY’S breach of this Agreement,

C.The provisions of this Paragraph 12 shall survive the expiration or sooner termination of this Agreement

13.    GOVERNING LAW DISPUTE RESOLUTION.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict of laws principles. Jurisdiction and venue over the parties in any action arising out of or in any way connected with this Agreement is properly in any court of competent jurisdiction in Las Vegas, Clark County, Nevada.

14.    PRIVILEGED LICENSE.

CONSULTANT acknowledges that AFFINITY and its affiliates are businesses that are subject to and exist because of privileged licenses issued by governmental authorities. If requested to do so by AFFINITY, CONSULTANT shall at AFFINITY’S sole cost and expense obtain any license, qualification, clearance or the like which shall be requested or required of CONSULTANT or its members, managers or employees by any regulatory authority having jurisdiction over any parent, subsidiary or affiliate of AFFINITY. If CONSULTANT fails to satisfy such requirements or if AFFINITY or any parent, subsidiary or other affiliate of AFFINITY is directed to cease business with CONSULTANT by any such authority, or if AFFINITY shall in good faith determine, in AFFINITY’S sole and exclusive judgment, that CONSULTANT or any of its officers, directors, employees, agents, designees or representatives (a) is or might be engaged in, or about to be engaged in, any activity or activities, or (b) was in or is involved in any relationship which could or does jeopardize, AFFINITY’S business or such licenses, or those of its parent, subsidiaries or affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, then AFFINITY shall have the right under this paragraph to terminate this Agreement by written notice to CONSULTANT without any further liability to AFFINITY.

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15.    ENTIRE AGREEMENT.

This Agreement represents the entire agreement between AFFINITY and the CONSULTANT and supersedes all prior negotiations, representations or agreements either written or oral, with respect to the subject matter of the consulting arrangement between AFFINITY and CONSULTANT in connection with the Hotspur Agreement. This Agreement is not intended to supersede or amend any of the terms or conditions of the Executive Agreement dated as of February 7, 2014, and amended July 31, 2014, between AFFINITY and CONSULTANT. This Agreement may be amended or its provisions waived only by written instrument signed by both AFFINITY and CONSULTANT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AFFINITY GAMING		GAMING ASSET MANAGEMENT ADVISORS

By:	/s/ Donna Lehmann	/s/ David D. Ross
Its:	Sr. VP, Chief Financial Officer and Treasurer	David D. Ross, Sole Member

ACCEPTED and AGREED to be personally bound by the provisions of Paragraphs 1, 3, 5 and 8 of this Agreement.

/s/ David D. Ross
David D. Ross, Individually